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                                                                    EXHIBIT 10.9

                        1991 JOHN DEERE STOCK OPTION PLAN

        1. PURPOSE - The purpose of the Plan (Plan) is to increase personal participation in the continued growth and financial success of Deere & Company (Company) and its subsidiaries (the Company and its subsidiaries being sometimes collectively called Deere corporations) by certain key employees holding higher executive, administrative or professional positions.

        2. ADMINISTRATION - The Plan shall be administered by and under the direction of the Board Committee on Compensation (Committee), whose interpretations of its terms and provisions shall be final and conclusive. The Committee shall consist of two or more "outside directors" of the Company, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code) and each of whom are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934.

        3.     GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS - The
Committee may from time to time on or prior to December 31, 2000 grant to key employees (including employees who are directors or officers of the Company or both) options to purchase common stock of the Company (sometimes called options) exercisable at an option price fixed by the Committee but not less than the fair market value of the shares on the date of grant.

               The options and stock appreciation rights granted hereunder may be either one or both of two series of options:

        i.     "A" OPTIONS -    "A" options are intended to be incentive
stock options under Section 422 of the Code.

        ii.    "B" OPTIONS -   All other options shall be deemed to be "B"
options and are intended to be non-statutory options not subject to Section 422 of the Code.

               The Committee may also grant stock appreciation rights in connection with any option under this Plan but not separately, either concurrently with the grant of options or subsequently, subject to such terms, conditions, limitations and restrictions as may be attached to a particular stock appreciation right upon grant, exercisable in lieu of exercise of all or part of the related option, without payment to the Company, to receive (i) a number of shares equal in value (determined at the date of exercise) to the amount by which the fair market value at the date of exercise of the option shares for which the stock appreciation right is exercised exceeds the option exercise price of such shares, or (ii) cash in the amount of such value or (iii) a combination of both. The fair market value of a fractional interest in a share shall be satisfied by payment of cash.

               All references to stock options under the Plan shall be construed to include such stock appreciation rights, if any, as may be granted in connection with a particular option.

        4. NUMBER OF SHARES - The aggregate number of shares for which options and stock appreciation rights may be granted under the Plan shall not exceed 30,000,000, subject to adjustment as provided in Section 8. No individual shall be granted more than 900,000 options in the aggregate under the Plan during any calendar year. To the extent of an exercise of a stock appreciation right, the related option shall be deemed, for purposes of the Plan, to have been exercised for the entire number of option shares as to which the stock appreciation right is exercised. Shares for which options and stock appreciation rights are no

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longer exercisable as a result of expiration, termination or cancellation shall be available for subsequent grants.

               Shares delivered upon exercise of options or stock appreciation rights may be either authorized but unissued shares, or treasury shares, or both, and all shares issued under the Plan shall be fully paid and non-assessable.

        5. DURATION AND EXERCISE - The term of each option and stock appreciation right shall be determined by the Committee, but shall not extend later than ten years after the date of grant of the option, and in the case of a stock appreciation right, in no event later than the date of expiration of the related option.

               An option or stock appreciation right granted under this Plan shall not be exercisable until one year from date of grant. Subject to any conditions, limitations or restrictions included therein at time of grant, an option or stock appreciation right shall thereafter be exercisable for the full amount or any part thereof from time to time during its term. An option or stock appreciation right may be exercised by delivering written notice to the Company to the attention of the Committee at the principal executive office of the Company, or at such other office as the Company may designate, accompanied by payment in cash or in shares of the Company at their fair market value on the date of exercise or both in full for any shares purchased by exercise of the options.

               Whenever an amount is required to be withheld by the Company under applicable income tax laws or under the Federal Insurance Contributions Act in connection with the exercise of an option, the optionee may satisfy this obligation in whole or in part by electing (Election) to have the Company withhold shares, provided that the amount withheld may not exceed the maximum total of federal, state and local rates applicable to individuals. The value of each withheld share shall be the fair market value on the date that the amount of tax to be withheld shall be determined (Tax Date). Each Election is irrevocable and must be made prior to, or on, the Tax Date. The Committee may disapprove of any election or may suspend or terminate the right to make Elections.

               If the optionee is, or at any time within a period of less than the preceding six months was, a director or an officer of the Company than (1) no Election shall be effective for a Tax Date which occurs within six months of the grant of the option, and (2) the Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day and ending on the twelfth business day following the date of the first release for publication of each quarterly or annual summary statement of sales and earnings of the Company.

        6. NON-TRANSFERABILITY - Except as provided below, no option or stock appreciation right shall be transferable by the holder otherwise than by will or the laws of descent and distribution, and each option or stock appreciation right shall be exercisable during the holder's lifetime only by him or her. Except as permitted by the preceding sentence, no option or stock appreciation right shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of, or subject to execution, attachment or similar process, any option, stock appreciation right, or any right thereunder, contrary to the provisions hereof, the option or stock appreciation right shall immediately become null and void.

               Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options granted or to be granted to an optionee to be on terms which permit transfer by gift or domestic relations orders (i) by such optionee to family members, (ii) by family members to other family members, and (iii) to such other persons or entities as the Securities Act of 1933 and the rules and forms thereunder, as amended from time to time, may permit. Following transfer, any such options shall continue to

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be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section 7 hereof shall continue to be applied with respect to the employee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.

               Notwithstanding anything to the contrary herein, each option holder under the Plan may from time to time name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations for the Plan by the same option holder, and will be effective only when executed by the option holder and delivered during his or her lifetime to the Company at such address specified on the beneficiary designation form. In the absence of any such designation, options and stock appreciation rights outstanding and benefits remaining unpaid at the option holder's death shall be paid to the option holder's estate.

        7. TERMINATION OF EMPLOYMENT - If the employment of the holder of an option or stock appreciation right by the Deere corporations should be terminated for any reason other than for death, or for disability or retirement pursuant to applicable disability or retirement plans of the Deere corporations, such holder's options, stock appreciation rights or both shall expire, and all rights to acquire shares or cash or both pursuant thereto shall terminate immediately.

               In the event of termination of employment because of death, the option or stock appreciation right may be exercised by the heirs, legatees or legal representatives of the holder, as the case may be, within twelve months after such death. Such exercise shall be upon the same terms at the time of exercise as would have been available to the original holder, had he or she remained in the continuous employ of the Company, except that such heirs, legatees or legal representatives may exercise any option or stock appreciation right held at the date of such holder's death without regard to the one-year holding period set forth in Section 5 above.

               In the event of termination of employment of the holder of an option because of disability or full retirement pursuant to applicable disability or retirement plans of the Deere corporations, an option or stock appreciation right may be exercised by such holder, within five years after such termination, to the same extent and upon the same terms (including among other things, the holding period requirement set forth in Section 5 above) at the time of exercise as would have been available had such holder remained in the continuous employ of the Company. In the event of the death of a holder of an option who has retired prior to the expiration of the five-year period specified in the preceding sentence, an option or stock appreciation right held at death by such holder may be exercised by the holder's heirs, legatees or legal representatives, as the case may be, (without regard to the holding period requirement set forth in Section 5 above) within one year after death or within five years following retirement, whichever is later, but only if and to the extent the option would have been exercisable by the retired holder of the option at the date of death.

               In the event of a termination of employment of the holder of an option because of disability or full retirement pursuant to applicable disability or retirement plans of the Deere corporations, the Committee in its sole discretion may elect to accelerate the date on which certain of the options issued to such holder become exercisable, which acceleration may be conditioned on the forfeiture of other options issued to such holder. It is expressly provided, however, that no such acceleration may permit the exercise of any option in less than one year from the date of grant, or represent a material increase in benefits.

               Nothing contained in the Plan, or in any option or stock appreciation right granted pursuant to the Plan, shall confer upon any employee any right to continuance of employment, nor interfere in any way with the right of the employing Deere corporation to terminate the employment of such employee at any time.

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        8.     ADJUSTMENT OF SHARES - In case of a dividend in, or a
split-up or combination of, common stock of the Company, the number of shares issuable pursuant to the Plan and the number of shares covered by outstanding options and stock appreciation rights granted under the Plan shall be adjusted proportionately without change in the aggregate exercise price or the aggregate cash receivable. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the common stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding options or stock appreciation rights by either (i) the substitution, on any equitable basis, of appropriate stock or other securities to which holders of common stock of the Company will be entitled pursuant to such transaction or succession of such transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the Plan and the number of shares and purchase price thereof covered by outstanding options or stock appreciation rights, as deemed appropriate by the Committee.

        9. LISTING AND REGISTRATION OF SHARES - Each option and stock appreciation right shall be subject to the requirement that, if at any time that the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, the option or stock appreciation right may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        10. DEFINITIONS - For purposes of the Plan, the following definitions shall apply.

               FAIR MARKET VALUE is the mean between the reported high and low prices of sales of the common stock of the Company as reported by the Consolidated Tape Association or a successor thereto on the relevant date, or, if there were no such reported sales, on the last preceding day on which there were sales.

               SUBSIDIARY has the same meaning as expressed in Section 424(f) of the Code.

               An EMPLOYEE is a person who is in the employment of a Deere corporation and on a salary payroll.

               FAMILY MEMBER has the meaning expressed in the instructions to Form S-8 under the Securities Act of 1933, as amended from time to time.

     11. AMENDMENT OF PLAN - The Committee or the Board of Directors may amend or discontinue the Plan at any time; provided, however, that no such amendment that must be approved by the stockholders of the Company in order to continue the qualification of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended and Section 162(m) of the Code, or to comply with other applicable law or the rules and regulations of any stock exchange or quotation system on which the common stock is traded shall be effective unless and until such stockholder approval is obtained in compliance with such applicable law, rule or regulations. No such amendment or discontinuance shall impair any outstanding option or stock appreciation right without the consent of the holder of such option or right.

        12. EFFECTIVE DATE - The Plan shall be effective when it has been approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at a meeting of stockholders.

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